Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 for the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan of our report dated February 26, 2015, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated, included in its Annual Report (Form 10-K) for the year ended January 1, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Los Angeles, California
April 26, 2017